Exhibit 10.25(b)

Execution Version

FIRST AMENDMENT TO LEASE

5000 Shoreline Court

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of May 10, 2024 (the “Amendment Effective Date”), by and between DW LSP 5000 SHORELINE LLC, a Delaware limited liability company (“Landlord”), and IDEAYA BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Pursuant to that certain Lease dated June 1, 2023 (the “Lease”), Tenant leased from Landlord and Landlord leased to Tenant certain premises (the “Original Premises”) containing approximately 43,966 rentable square feet of space located on the third (3rd) and first (1st) floors in the building known as 5000 Shoreline Court, San Francisco, California (the “Building”). Capitalized terms used but not defined herein are used herein with the meanings ascribed to them in the Lease. All references herein to the “Lease” shall mean the Original Lease as amended by this Amendment, unless the context clearly indicates otherwise.

B.
Landlord and Tenant desire to amend the Lease to expand the Premises to include, in addition to the Original Premises, the Expansion Premises (as defined below), upon the terms set forth hereinbelow.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, Landlord and Tenant hereby agree as follows:

1.
Recitals. The foregoing recitals are true and correct and are incorporated as part of the agreement of the parties.

2.
Expansion of Premises.

(a) Expansion Premises. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the remaining rentable area of the third (3rd) floor of the Building shown on Exhibit A to this Amendment containing approximately 11,321 rentable square feet of gross leasable area (the “Expansion Premises”). Effective as of the Expansion Commencement Date (as defined below) and continuing through the Lease Term for the Original Premises (such period being the “Expansion Term”), the Expansion Premises shall be added to and leased by Tenant as part of the Premises under the Lease. Landlord shall install the Tenant Improvements (as defined on Exhibit B attached hereto and made a part hereof) to initially prepare the Expansion Premises for Tenant’s occupancy thereof for office use, in accordance with the terms of Exhibit B.

(b) Expansion Commencement Date. The Expansion Term shall begin on the date (the “Expansion Commencement Date”) that Landlord offers to deliver possession of the Expansion Premises to Tenant following Substantial Completion (as defined on Exhibit B) of the Tenant Improvements to be constructed by Landlord pursuant to Exhibit B. The Expansion Commencement Date is estimated to occur on November 1, 2024 (the “Estimated Expansion Commencement Date”). If Landlord is unable to deliver possession of the Expansion Premises to Tenant on or before the Estimated Expansion Commencement

ACTIVE\1608352630.1

Exhibit 10.25(b)

Date for any reason whatsoever, then this Amendment shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if delivery of possession of the Expansion Premises to Tenant shall occur after the date that is sixty (60) days after the Estimated Expansion Commencement Date (other than by reason of Force Majeure or Tenant Delay) (the “Expansion Premises Outside Delivery Date”) and such delay actually delays Tenant’s occupancy of the Expansion Premises, then Tenant shall receive a day for day credit against Base Monthly Rent applicable to the Expansion Premises for each day of delay in delivery beyond the Expansion Premises Outside Delivery Date until the occurrence of the delivery of the Expansion Premises to Tenant (or if applicable, the Critical Expansion Premises Outside Delivery Date), and if delivery occurs on or after the date that is sixty (60) days following the Expansion Premises Outside Delivery Date (other than by reason of Force Majeure or Tenant Delay) (the “Critical Expansion Premises Outside Delivery Date”) and such delay actually delays Tenant’s occupancy of the Expansion Premises, then Tenant shall receive a two (2)-day credit against Base Monthly Rent applicable to the Expansion Premises for each day of delay in delivery beyond the Critical Expansion Premises Outside Delivery Date until the delivery of the Expansion Premises to Tenant. If any portion of the delay in delivery is due to any Tenant Delay (as defined in Exhibit B), then the delivery date shall be deemed (for the purposes of calculating the Expansion Commencement Date) the date the Expansion Premises would have been delivered but for such delays by Tenant.

(c) Premises Square Footage. Effective as of the Expansion Commencement Date, the Premises shall contain a total of 55,287 rentable square feet of gross leasable area. Except as expressly set forth in this Amendment, Tenant’s lease of the Expansion Premises shall be on all of the terms and conditions set forth in the Lease that are in effect immediately before the Amendment Effective Date.

(d) Expansion Premises Base Rent. Commencing on the Expansion Commencement Date, Tenant shall pay Base Monthly Rent for the Expansion Premises in the amounts shown below:

Lease Year	Annual Base Rent	Base Monthly Rent

1	$923,793.60	$76,982.80
2	$956,126.38	$79,677.20
3	$989,590.80	$82,465.90
4	$1,024,226.48	$85,352.21
5	$1,060,074.40	$88,339.53
6	$1,097,177.01	$91,431.42
7	$1,135,578.20	$94,631.52
8	$1,175,323.44	$97,943.62
9	$1,216,459.76	$101,371.65
10	$1,259,035.85	$104,919.65

For purposes of this Amendment, the term “Lease Year” with respect to the Expansion Premises shall mean each consecutive twelve (12)-month period during the Lease Term commencing on the Expansion Commencement Date (the partial month following the Expansion Commencement Date (if such date is not the first day of a month) shall be deemed to be included in the first Lease Year), except that the last Lease Year shall end on the expiration date of the Lease Term.

Notwithstanding the foregoing, provided that Tenant is not then in default of the Lease, as amended hereby, after the expiration of applicable notice and cure periods, then during the first (1st) through the twenty-first (21st) full calendar months of the Expansion Term (the “Expansion Abatement Period”), Tenant shall not be obligated to pay any Base Monthly Rent otherwise attributable to the Expansion Premises

ACTIVE\1608352630.1

Exhibit 10.25(b)

during such Expansion Abatement Period (the “Expansion Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Expansion Abatement shall equal $1,640,888.38. Tenant shall be required to pay Tenant’s Share of Operating Expenses for the Expansion Premises as provided herein attributable to the Expansion Abatement Period, as well as for utilities and other services. Tenant acknowledges and agrees that the foregoing Expansion Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease, as amended hereby. If Tenant shall be in default under the Lease, as amended hereby, and shall fail to cure such default within the notice and cure period, if any, permitted for the cure pursuant to the terms and conditions of the Lease, and Landlord shall have terminated the Lease by reason of such uncured default, then Tenant shall pay Landlord unamortized portion of the Expansion Abatement, such amortization to be computed over a period of the number of full calendar months of the Expansion Term with interest at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by applicable law.

(d) Expansion Premises Additional Rent. During the Expansion Term, Tenant shall pay additional charges for Operating Expenses on account of the Expansion Premises in accordance with Article 8 of the Lease, except that Tenant’s Share for the Expansion Premises shall be 8.11%. Effective as of the Expansion Commencement Date, Tenant’s Share for the Original Premises (31.49%) together with the Expansion Premises (8.11%) shall be 39.60%.

(e) Early Occupancy. Landlord shall use commercially reasonable efforts to permit Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Expansion Premises not less than thirty (30) days prior to the Expansion Commencement Date. Such entry, use or occupancy shall be subject to all the provisions of the Lease, as amended hereby (other than the payment of Base Monthly Rent and Additional Rent on account of Operating Expenses, Real Estate Taxes and utilities), including, without limitation, Tenant’s compliance with the insurance and indemnity requirements of the Lease. Said early possession shall not advance the Expansion Commencement Date. During such early access to the Expansion Premises, Tenant agrees that it shall not in any way materially interfere with the progress of the Tenant Improvements by such entry. Should such entry prove a material impediment to the progress of the Tenant Improvements, in Landlord’s reasonable judgment, Landlord may demand that Tenant forthwith vacate the Expansion Premises during the period of time that the Tenant Improvements would be materially impeded, and Tenant shall promptly comply with this demand.

3.
Tenant’s Estoppel. Tenant hereby certifies and acknowledges that, as of the Amendment Effective Date, (a) to Tenant’s knowledge, Landlord is not in default in any respect under the Lease; (b) Tenant does not have any defenses to its obligations under the Lease, and (c) there are no offsets against Rent. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Amendment; and (iii) Landlord is relying on such representations in entering into this Amendment.

4.
Additional Security Deposit. Landlord is currently holding FirstCitizensBank Irrevocable Standby Letter of Credit No. SVBFS001791 dated June 2, 2023 in the amount of $615,524.00 (the “Existing Letter of Credit”) as the Security Deposit under the Lease. In addition to the Existing Letter of Credit, within ten (10) days of the execution hereof, Tenant, as additional security for the performance of the obligations of Tenant under the Lease, as amended hereby, shall provide to Landlord either (x) an amendment to the Existing Letter of Credit to increase the amount of same by $153,965.60 (two (2) months’ Base Rent payable with respect to the Expansion Premises), or (y) a clean, irrevocable letter of credit in the amount of $769,489.60 substantially in the form of the letter of credit attached to the Lease as Exhibit M, and otherwise in accordance with the terms and conditions of the Lease, including but not

ACTIVE\1608352630.1

Exhibit 10.25(b)

limited to Section 3.5. Accordingly, as of the date hereof, the amount specified as “Security/Letter of Credit” in Section M of the Summary shall be amended to mean $769,489.60.

5.
Brokerage. Tenant represents and warrants that, other than CBRE, Inc. and Jones Lang LaSalle (together, the “Brokers”), it has had no dealings with any broker or agent in connection with this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all costs, expense or liability for any compensation, commissions, and charges claimed by any broker or agent (other than the Brokers) with respect to this Amendment or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of the brokerage commissions due to the Brokers in connection with this Amendment pursuant to a separate written agreement. The terms of this Section shall survive the expiration or earlier termination of the Lease.

6.
Ratification. Except as set forth herein, the terms of the Lease are hereby ratified and confirmed, including without limitation the provisions of Section 10.1 of the Lease concerning Landlord’s liability, which are expressly incorporated herein. The representations and warranties set forth in Section 15.10 of the Lease are hereby restated and confirmed as of the date hereof by the persons executing this Amendment on behalf of Tenant with respect to the Lease as amended hereby.

7.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

8.
Miscellaneous. This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of Landlord and Tenant shall be construed and enforced in accordance with, and governed by, the laws of the State of California. Each party has cooperated in the drafting and preparation of this Amendment and, therefore, in any construction to be made of this Amendment, the same shall not be construed against either party. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

9.
Counterparts; Execution. This Amendment may be executed in counterparts, which, when taken together, shall constitute one and the same instrument. Any facsimile or electronic (e.g., email, pdf, DocuSign or comparable format) transmittal of original signature versions of this Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

ACTIVE\1608352630.1

Exhibit 10.25(b)

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Amendment Effective Date.

LANDLORD:

DW LSP 5000 SHORELINE LLC,

a Delaware limited liability company

By: Divco West Real Estate Asset Management, Inc., a Delaware corporation, its Agent

By: /s/ Chris Pong

Name: Chris Pong

Title: Authorized Signatory

TENANT:

IDEAYA BIOSCIENCES, INC.,

a Delaware corporation

By: /s/ Yujiro Hata

Name: Yujiro Hata

Title: President and Chief Financial Officer

[Signature Page to First Amendment to Lease]

Exhibit 10.25(b)

Exhibit A

Expansion Premises

Ideaya Biosciences, 5000 Shoreline Ct, South San Francisco

3rd FLOOR PLAN

07 May 2024

SCALE 1" = 30'-0"

EXPANSION AREA

IDEAYA BIOSCIENCES

DGA

A-1

Exhibit 10.25(b)

EXHIBIT B

Work letter for construction obligations

This Exhibit B forms a part of that certain First Amendment to Lease by and between DW LSP 5000 SHORELINE LLC, a Delaware limited liability company, as Landlord, and IDEAYA BIOSCIENCES, INC., a Delaware corporation, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and said Amendment, this Exhibit shall govern. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease as amended by the Amendment, except where expressly provided to the contrary in this Exhibit.

1. Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.

2. Additional Definitions. Each of the following terms shall have the following meaning:

“Construction Plans” – The final, complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and reasonable discretion, and shall be in substantial compliance in all respects with all applicable laws, rules, regulations, building codes for the city and county where the Building is located. Landlord hereby approves HPC and DGA as architectural professionals (the parties acknowledging that Landlord intends to engage DGA for the preparation of the Construction Plans). In the event Tenant requests that Landlord retain DGA as the architect for the Tenant Improvements, Landlord agrees to use commercially reasonable efforts to retain DGA for the Tenant Improvements.

“Force Majeure Delays” - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Expansion Commencement Date set forth in the Amendment by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor (not arising from Landlord’s failure to exercise prudent practices in ordering in advance long lead items), (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, or unseasonable inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. The time for performance of any obligation of Landlord to construct the Tenant Improvements under this Exhibit or the Amendment shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events. Landlord shall use commercially reasonable efforts to keep Tenant reasonably apprised of any events that may materially delay the date of Substantial Completion.

“Space Plan” - That certain Space Plan to be attached hereto as Exhibit B-2, reflecting the Tenant Improvements to be constructed by Landlord. Landlord and Tenant hereby approve of the Space Plan.

Exhibit 10.25(b)

“Spec Buildout Sheet” - That certain list of specifications identified on Exhibit B-3 attached hereto, with respect to the Tenant Improvements to be constructed by Landlord. Landlord and Tenant hereby approve of the Spec Buildout Sheet.

“Substantial Completion,” “Substantially Complete,” “Substantially Completed” ‑ The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the last of the following has occurred (or would have occurred but for Tenant Delays): (a) Landlord has delivered to Tenant a written notice stating that the Tenant Improvements have been Substantially Completed substantially in accordance with the Construction Plans, except “punch list” items which may be completed without materially impairing Tenant’s use of the Expansion Premises or a material portion thereof for the Permitted Use and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; (b) the acquisition of a temporary or permanent certificate of occupancy or its legal equivalent allowing occupancy of the Expansion Premises; (c) all base building systems are operational and fully-commissioned to the extent of serving the Expansion Premises; and (d) delivery of a certificate of substantial completion from the architect on behalf of the contractor confirming the matters set forth in the foregoing clause (a).

“Tenant Delay” - Any incremental delay incurred by Landlord in Substantially Completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Expansion Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work or in the Space Plan, Spec Buildout Sheet, or Construction Plans; (iv) Tenant’s requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; (v) the failure of Tenant to pay as and when due under this Exhibit all costs and expenses to construct the Tenant Improvements to the extent Tenant is required to pay for such costs in this Exhibit; (vi) interference with the construction of the Tenant Improvements, or (vii) the acts or omission of Tenant or its employees, agents or contractors (including without limitation the failure to timely deliver plans, insurance certificates or other items required by the Lease). Notwithstanding anything to the contrary contained herein, no delay under clauses (ii), (iii), (iv), (vi) or (vii) shall constitute a Tenant Delay unless Landlord has given to Tenant reasonably detailed written notice of such delay by email to: [ ], and Tenant fails to correct the cause thereof within one (1) business day after receipt thereof. In the event of Tenant Delay, the Expansion Commencement Date shall be accelerated so that each date shall be deemed to be one day earlier than the actual date thereof for each day of Tenant Delay.

“Tenant Improvements” - The improvements to be installed by Landlord in the Expansion Premises substantially in accordance with the Space Plan and the Spec Buildout Sheet. The type and quality of materials to be used by Landlord to construct the Tenant Improvements will be consistent with the Landlord’s standard building improvements for the Building, except as described to the contrary in the Space Plan and/or the Spec Buildout Sheet (the “Standard Specifications”).

2. Construction of the Tenant Improvements. Landlord shall construct the Tenant Improvements in accordance with this exhibit and the Lease pursuant to a construction contract to be executed by Landlord and its contractor(s). The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord, at its sole and absolute discretion without the consent of Tenant.

2.1 Construction Plans. Landlord shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Space Plan, the Spec Buildout Sheet, and the building standards, and deliver the same to Tenant for Tenant’s approval (which

Exhibit 10.25(b)

shall not be unreasonably withheld, conditioned or delayed). Tenant shall notify Landlord in writing within five (5) business days after receipt of Construction Plans or any preliminary plans that (i) Tenant approves of such plans; or (ii) Tenant disapproves the plans because they vary in design from the Space Plan or the Spec Buildout Sheet approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay (subject to the terms of such definition) unless the plans materially deviate from the Space Plan or the Spec Buildout Sheet or changes in such Space Plan or the Spec Buildout Sheet. The failure of Tenant to provide such written notice within said five (5) business day period shall be deemed an approval by Tenant of such plans.

2.2 Construction. Landlord shall construct the Tenant Improvements substantially in accordance with the Construction Plans. The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant. The parties anticipate that the Tenant Improvements will be “turnkey” condition and Substantially Completed by the Estimated Expansion Commencement Date, subject to Tenant Delays and Force Majeure Delays.

2.3 Tenant’s Responsibility. Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the Tenant Improvements. Except as included in the Tenant Improvements, Tenant shall be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. In furtherance of the foregoing, Tenant shall be responsible for the procurement and installation of any and all equipment on the equipment list attached hereto as Exhibit B-1 (the “Equipment List”). Landlord, at its cost, shall provide the utility capacity and distribution to the locations within the Premises required for the equipment on the Equipment List. In addition, Landlord agrees to provide up to Four Hundred Fifty Thousand Dollars ($450,000.00) (the “N2 Allowance”) toward the cost of the installation of the N2 system and related equipment to be installed in the Premises to service the Existing Premises and the Expansion Premises (the “N2 System”). Tenant will provide the N2 System at Tenant’s cost, and Landlord will install the N2 System as part of the Tenant Improvements pursuant to a separate bid obtained by Landlord from its general contractor (the “N2 Cost Estimate”). In the event that the N2 Cost Estimate exceeds the N2 Allowance, the difference (the “Over-Allowance Amount”) shall be paid to Landlord within thirty (30) days of Landlord’s request for the same. The parties shall reconcile the Over-Allowance Amount against actual incremental costs incurred by Landlord to install the N2 System, within thirty (30) days following Substantial Completion of the Tenant Improvements. Landlord shall provide documentation reasonably requested by Tenant to substantiate the reconciled amounts. At the expiration or sooner termination of the Lease Term, the N2 System shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property. Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.

3. Payment of Construction Costs. Except for the Over-Allowance Amount, Landlord shall pay for the costs to construct the Tenant Improvements based on the Space Plan and Spec Buildout Sheet approved by the parties as provided above. Any additional costs due to changes in the Tenant Improvements reflected in the Space Plan, the Spec Buildout Sheet, or in the Construction Plans requested by Tenant or as a result of any Tenant Delay shall be paid by Tenant as provided in Section 4 below.

4. Changes in Work. If Tenant at any time desires any changes, alterations or additions to the Tenant Improvements, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a “Tenant Change Request”). Without limiting the generality of the foregoing, Landlord agrees to reasonably cooperate with Tenant with respect to any Tenant Change Request that would not materially and adversely affect the value of the Project or Landlord's ability to re-lease the space upon

Exhibit 10.25(b)

the expiration or earlier termination of the Lease for office, laboratory or research and development purposes (as applicable), and would not increase the cost, or cause a delay in the performance of the work, unless such increase in cost or delay is economically offset by Tenant, and if such delay causes a delay in Substantial Completion, such delay is agreed in writing by Tenant to constitute a Tenant Delay. Upon receipt of any Tenant Change Request, Landlord shall promptly, and within ten (10) business days after Landlord’s receipt of the Tenant Change Request (unless such Tenant Change Request requires third party review, in which case such ten-business-day deadline shall not apply), notify Tenant of whether the matters proposed in the Tenant Change Request pursuant to the standard set forth in the preceding sentence are approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) or are disapproved. If Landlord disapproves the Tenant Change Request, Landlord shall promptly notify Tenant in writing of such disapproval and the specific reasons for such disapproval, with particularity. If Landlord approves the Tenant Change Request, Landlord’s notice to Tenant regarding such approval shall specify (A) Landlord’s reasonable estimate of the number of days of Tenant Delay, if any, which shall be caused by such Tenant Change Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (B) Landlord’s reasonable estimate of the increase, if any, which shall occur in the cost for the items or components affected by such Tenant Change Request if such Tenant Change Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Tenant Change Request). If Landlord approves the Tenant Change Request, Tenant shall notify Landlord in writing, within five (5) business days after receipt of such notice (if any) from Landlord, that Tenant approves and wishes to proceed with the Tenant Change Request (including the estimated delays and cost increases, if any, described in Landlord’s notice, if any), in which event Landlord shall cause such Tenant Change Request to be incorporated into the Tenant Improvements, and Tenant shall be responsible for all actual delays and all actual costs or cost increases reasonably resulting from or attributable to the implementation of the Tenant Change Request, as a Tenant Delay. If Tenant fails to notify Landlord in writing of Tenant’s approval of and desire to proceed with such Tenant Change Request within said five (5) business day period, then such Tenant Change Request shall be deemed to be withdrawn and shall be of no further force or effect. The incremental cost of such changes and the additional costs as a result of any other Tenant Delay, including the cost to revise the Construction Plans, obtain any additional permits, construct any additional improvements required as a result thereof, the cost for materials and labor, the cost for any construction supervisory or administrative fee payable by Landlord to its property manager, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid by Tenant to Landlord upon completion of such changes and receipt by Tenant of invoices substantiating the additional costs. Such additional costs shall be Additional Rent, payable within thirty (30) days after Tenant’s receipt of notice from Landlord (along with any applicable invoices). If Landlord does not receive such payment within said thirty (30) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to discontinue all or any portion of the work until it receives said payment; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay (subject to the terms of such definition).

5. Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a default by Tenant under the Lease or this Exhibit, beyond applicable notice and cure periods, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Exhibit shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

Exhibit 10.25(b)

6. Warranties. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be completed in a good and workmanlike manner and free of defect, and in good condition and repair and in compliance with all applicable laws. To Landlord’s knowledge, Landlord has not received a notice of violation of Hazardous Materials laws in the Expansion Premises. In the case of defects in the Tenant Improvements first discovered after the Expansion Commencement Date, Tenant shall be deemed to have waived any claim for correction or cure thereof on the date that is eleven and a half months after the date of Substantial Completion thereof if Tenant has not then given notice of such defect to Landlord. With respect to items as to which Tenant has given adequate and timely notice hereunder, Landlord shall cause Landlord’s contractor so to remedy, repair or replace any incomplete, defective or malfunctioning aspects of the Tenant Improvements, as applicable, which materially affect Tenant’s use of, access to or occupancy of the Expansion Premises, such action to occur as soon as practicable during normal working hours and so as to avoid any unreasonable interruption of Tenant’s use of the Expansion Premises. The foregoing shall constitute Landlord’s entire obligation with respect to all incomplete, defective or malfunctioning aspects of the Tenant Improvements.

Exhibit 10.25(b)

Exhibit B-1

Equipment List

[See attached]

Exhibit 10.25(b)

Exhibit B-2

Space Plan

Ideaya Biosciences, 5000 Shoreline Ct, South San Francisco

EXPANSION SPACE

07 May 2024

SCALE 1/16" = 1'-0"

RECEPTION	1
CONFERENCE ROOM	4
HUDDLE	2
PRIVATE OFFICE	15
WORKSTATIONS (6x6)	39
WELLNESS	1
PHONE ROOM	4
STORAGE	1

LEGEND

- BUILDING SUPPORT
- STAIRS/ ELEV
- LOBBY/ RECEPTION
- CONFERENCE
- COLLABORATION
- OFFICE
- OFFICE SUPPORT
- OPEN OFFICE

OFFICE 140 SF
OFFICE 112 SF
OFFICE 112 SF
OFFICE 111 SF
OFFICE 115 SF
OFFICE 112 SF
OFFICE 111 SF
OFFICE 115 SF
OFFICE 112 SF
OFFICE 111 SF
OFFICE 115 SF
OFFICE 111 SF
OFFICE 114 SF
OFFICE 114 SF
OFFICE 115 SF
OPEN OFFICE 3862 SF
CONF. 232 SF
CONF. 424 SF
CONF. 197 SF
CONF. 197 SF
LOBBY 448 SF
reception desk: millwork with solid surfacecounter and wood veneer finish
PHONE 47 SF
PHONE 47 SF
PHONE 53 SF
PHONE 46 SF
HUDDLE 104 SF
HUDDLE 160 SF
HALLWAY
WELLNESS 118 SF
OFFICE 122 SF
CONFERENCE 331 SF
CONFERENCE 320 SF
(E) ELEV. VEST.
(E) SERVICE ELEV. 1
STORAGE 61 SF
(E) STAIR 1
PRINTER STATION
TOILET
COPY/MAIL
ELECTRICAL
MDF & IDF
(E) MEN'S RESTROOM
(E) COMMON CORRIDOR
(E) STAIR 2
(E) COMMON CORRIDOR
OPEN OFFICE
CEO OFFICE
VP OFFICE
DOUBLE OFFICE
OFFICE
HUDDLE
HUDDLE
HUDDLE
CIRCULATION

IDEAYA BIOSCIENCES

DGA

Exhibit 10.25(b)

Exhibit B-3

Spec Buildout Sheet

[See attached]